ATLANTIS BUSINESS DEVELOPMENT CORPORATION
                             A DELAWARE CORPORATION

                              FORM OF STOCK OPTION

Name of Optionee
                              Date Option Granted

Address
                            No. ________

This option ("Option") is made as of the date set forth above by Atlantis Business Development Corporation, a Delaware corporation (hereinafter the "Company"), and the Optionee named above (hereinafter "Optionee"). The option granted hereby is granted pursuant to the Atlantis Business Development Corporation 2004 Executive and Employee Benefit and Stock Option Plan dated February __, 2004 (the "Plan").

     1. Grant of Option. Pursuant to and subject to the terms and conditions of
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the Plan, the Company grants to the Optionee the right and option (the "Option")
to purchase at $.__ per share on the terms and conditions hereinafter set forth all or any part of an aggregate of________ shares (the "Shares") of the currently authorized and unissued Common Stock, par value $.OO1 per share. Subject to the terms of the Plan, the Option shall be exercisable, in whole or in part, during the period commencing with the date on which it is granted and ending on ________ , 20___.

     Nothing contained herein shall be construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Optionee's services for the Company.

     2. Vesting of Option. The option granted hereby shall vest _______________.
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     3. Exercisability of Option. All options granted under the plan shall be
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exercisable during the term of the option provided the option is fully vested or the Optionee is employed by the Company or has a business relationship with the Company at the time of exercise. In the event the option is not fully vested or the Optionee is no longer an employee of the Company at the time of exercise, then the provisions of paragraph 5 shall apply.

     4. Method of Exercise. The Option may be exercised pursuant thereto by
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written notice to the Company stating the number of shares with respect to which the option is being exercised, together with payment in full, (a) in cash or certified check; (b) or acknowledgement of cancellation of the Company's indebtedness to the Optionee for services or otherwise; or (c) any combination of the foregoing. If requested by the Board of Directors, prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to unlawful distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

     As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Option. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for fewer than 100 Shares, unless the remaining shares exercisable under the Option is for less than 100 Shares. The Option may be exercisable for whole Shares only.

     5. Termination of Option. The Option shall terminate and expire immediately
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as to the total number of remaining unexercised option shares at the expiration date of the option. In addition, the option shall automatically terminate upon the earlier of the following:


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(i)Immediately upon termination of the Optionee's employment or business relationship with the Company for cause (as defined under the Plan) regardless of whether the option is vested or non-vested;

(ii) If the option is not vested, at the expiration of twelve (12) months after of termination of the Optionee's employment or business relationship with the Company for any other reason, as such term is defined under the Plan; provided, that if the Optionee dies within such twelve-month period, subclause below shall apply; or

(iii) At the expiration of twelve (12) months after the date of death of the Optionee, if the Option is not vested.

(iv) On the effective date of voluntary termination with the Company by the Participant if the Option is not vested.

(v) Except for termination for cause, all vested options, as defined in the Plan, shall expire upon the expiration date set forth in Paragraph 1 hereof.

     6. Adjustments. If there is any change in the capitalization of the Company
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affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefore shall be appropriately adjusted by the Board of Directors; provided, however, that in no
                                                  -----------------
event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

     7. Cessation of Corporate Existence. Notwithstanding any other provision of
        --------------------------------
this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the option granted hereunder shall terminate; provided, however, that:
(i) each option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or
(ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this option.

     8. Non-Transferability. The Option is not assignable or transferable by the
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Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Option contrary to the provisions hereof, the Board of Directors may, at its discretion, terminate this option.

     9. No Stockholder Rights. The Optionee or other person entitled to exercise
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this option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

Executed by the Company as of this _____ day of _______________, 2004.


                                       Atlantis Business Development Corporation a Delaware corporation


By:___________________________

                                                             Date ______________


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